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                                                                    EXHIBIT 99.2




(GOLDEN TELECOM LOGO)

FOR IMMEDIATE RELEASE


                   GOLDEN TELECOM ANNOUNCES POSSIBLE OFFERING.


MOSCOW, RUSSIA (JUNE 26, 2003) -- Golden Telecom, Inc. (NASDAQ: "GLDN") announced that it is conducting discussions with certain of its stockholders (the "Selling Stockholders") in connection with a proposed underwritten offering of shares of its Common Stock, par value $0.01 per share, owned by the Selling Stockholders. No shares are expected to be offered by the Company. The offering, if it occurs, is expected to be registered with the U.S. Securities and Exchange Commission. The Company expects that the offering will take place in the August-September 2003 time period. This Press Release does not constitute an offer of any securities for sale or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.



Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the ability to successfully complete any offering. For a more detailed discussion of such risks affecting Golden Telecom, Inc., please refer to Golden Telecom, Inc.'s registration statements and reports filed on Form 10-K, Form 10-Q and Form 8-K with the U.S. Securities and Exchange Commission.